ANDERSEN



                                      Arthur Andersen LLP
                                      1345 Avenue of the Americas
                                      New York NY 10105-0032

                                      www.andersen.com
June 6, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:


The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audits of the financial statements of this registrant for the year ended July 31, 2001 or any subsequent interim period preceding the dismissal. This individual is no longer with Arthur Andersen LLP. We have read Item 4 included in the Form 8-K dated June 6, 2002 of Financial Federal Corporation to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen
Arthur Andersen LLP


Copy to:
Mr. Steven F. Groth
Senior Vice President and Chief Financial Officer (Principal
Financial Officer)
Financial Federal Corporation